UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2006

Omega Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-13599	25-1420888
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

366 Walker Drive, State College, Pennsylvania		16801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	814-231-1680

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) David N. Thiel, Senior Vice President-Operations, has informed the Company that he plans to retire in the first quarter of 2007.

(e) On December 18, 2006, the Compensation Committee of the Board of Directors of Omega Financial Corporation (the "Company") approved amendments to the Salary Continuation Agreements between Omega Bank, a wholly owned subsidiary of the Company and each of Donita Koval, President and Chief Executive Officer and Daniel Warfel, Executive Vice President and Chief Financial Officer.

The amendments which were made effective January 1, 2006, lower the normal retirement age under the agreements from the participant's 65th birthday to their 62nd birthday. As previously disclosed, the Salary Continuation Agreements provide for supplemental retirement benefits of up to 75% of final average salary for a participant who reaches normal retirement age (now age 62) and who has remained in the continuous employment of Omega Bank (or its predecessor) until retirement. Those supplemental retirement benefits are subject to reduction for other retirement benefits that are provided by Omega Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omega Financial Corporation

December 21, 2006	By:	Daniel L. Warfel

Name: Daniel L. Warfel
Title: Executive Vice President/Chief Financial Officer